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                                                                      EXHIBIT 21

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                        SUBSIDIARIES OF FIRSTMERIT CORPORATION

  CORPORATION                                                              PERCENT OF OWNERSHIP
  First National Bank of Ohio
  (national banking association)                                                   100%

  The Old Phoenix National Bank of Medina
  (national banking association)                                                   100%

  EST National Bank
  (national banking association)                                                   100%

  Peoples National Bank
  (national banking association)                                                   100%

  Citizens National Bank
  (national banking association)                                                   100%

  FirstMerit Trust Company, National Association
  (national trust company)                                                         100%

  Peoples Bank, N.A.
  (national banking association)                                                   100%

  FirstMerit Bank, FSB
  (federal savings association)                                                    100%

  FirstMerit Credit Life Insurance Company
  (Arizona corporation)                                                            100%

  FirstMerit Community Development Corporation
  (Ohio corporation)                                                               100%

  Citizens Savings Corporation of Stark County                                     100%

  Citizens Investment Corporation                                                  100%
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